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                                                           EXHIBIT 1.A.(6)(a)

                            CERTIFICATE OF AMENDMENT

                               OF THE CHARTER OF

                      ROYAL TANDEM LIFE INSURANCE COMPANY



                           Under Section 1206 of the
                               Insurance Law and
                               Section 305 of the
                              Business Corporation
                          Law of the State of New York



                     We, the undersigned, Thomas H. Patrick, President of Royal Tandem Life Insurance Company, and Barry G. Skolnick,
Secretary of Royal Tandem Life Insurance Company, hereby certify:

                     1. The name of the corporation is Royal Tandem Life Insurance Company (the "Corporation"). The name under which the Corporation was formed is Agway Life Insurance Company.

                     2. The Corporation's Declaration of Intention and Charter was filed in the office of the Superintendent of Insurance of the State of New York (the "Superintendent's Office") on November 28, 1973. The Corporation's Certificate of

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Amendment and Restatement of Charter was filed in the Superintendent's Office on September 3, 1986.

                     3. The Charter of the Corporation ia hereby amended to change the name of the Corporation to "ML Life Insurance
Company of New York."

                     4. The text or Article I of the Corporation is Charter, which states the name or the Corporation, is hereby amended to read as herein set forth in full:


                                   ARTICLE I

                                      NAME

                     The name of the corporation shall be
                    ML Life Insurance-Company of New York.



                     5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was duly authorized and approved by a Vote of the majority of all the outstanding shares of the Corporation entitled to vote thereon.


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                     IN WITNESS WHEREOF, the undersigned have duly executed
and signed thin Certificate of Amendment on this 14th day of AUGUST, 1991.



                                            /S/ THOMAS H. PATRICK
                                            ----------------------------
                                            Thomas M. Patrick, President


                                            /S/ BARRY G. SKOLNICK
                                            ----------------------------
                                            Barry G. Skolnick, Secretary




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STATE OF NEW YORK    )
                     )     ss:
COUNTY OF NEW YORK   )



                     On this 14th day of AUGUST, 1991, before me came Thomas B. Patrick and Barry G. Skolnick, to me known to be the individuals described in and who executed the foregoing instrument in my presence, and they acknowledged that they executed the same.



                                      /S/ JOHN C. CIRINCION
                                      ---------------------------------
                                      John C. Cirincion
                                      Notary Public

                                          [Stamp]

                                      JOHN C. CIRINCION
                                      NOTARY PUBLIC, STATE OF NEW YORK
                                      NO. 31-4736108
                                      QUALIFIED IN NEW YORK COUNTY
                                    COMMISSION EXPIRES OCTOBER 31, 1991


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                          CERTIFICATE OF AMENDMENT AND

                           RESTATEMENT OF CHARTER OF


                          AGWAY LIFE INSURANCE COMPANY


                           Under Section 1206 of the
                               Insurance Law and
                               Section 807 of the
                              Business Corporation
                         Law of the State of New York.



                     We, the undersigned, Richard Campanaro, President of Agway Life Insurance Company, and Kevin Keefe, Assistant Secretary of Agway Life Insurance Company, hereby certify:

                     1. The name of the corporation is Agway Life Insurance Company (the "Corporation"). Agway Life Insurance Company is the name under which the corporation was formed.

                     2. The Corporation's Declaration of Intention and Charter was filed in the office of the Superintendent of Insurance of the State of New York on November 28, 1973.

                     3.        The Charter of the Corporation is hereby amended:
(i) to change the name of the Corporation to Royal Tandem Life


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Insurance Company; (ii) to change its location and principal office and place of business to the City, County and State of New York; (iii) to restate its corporate powers in accordance with current law and to include other rights, powers and privileges authorized or granted by law; (iv) to increase the maximum number of directors from 30 to 36 and to revise the qualifications of Board of Directors members; (v) to delete the provision for annual meetings of stockholders, which will be governed by the by-laws; and (vi) to otherwise revise provisions of the original charter in minor respects, in accordance with the foregoing. The test of the Corporation's Charter is hereby amended and restated to read as herein set forth in full:



                                   ARTICLE I

                                     NAME

                       The name of the corporation shall be
                 Royal Tandem Life Insurance Company.

                                   ARTICLE II

                           PLACE OF PRINCIPAL OFFICE

                       The principal office of the corporation shall be
                 located in the City, County and State of New York.


                                  ARTICLE III



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                                    PURPOSES

                The business to be transacted by the corporation shall be: the following kinds of insurance business specified in Paragraphs 1, 2 and 3 of Subsection (a) of
         Section 1113 of the Insurance Law of the State of New York, and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted:

                1. "Life insurance," meaning every insurance upon the lives of human beings and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits safeguarding the contract from lapse, or providing a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid the corporation for life insurance and proceeds-applied under optional modes of settlement or under dividend options may be allocated by the corporation to one OF more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.

                2. "Annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one. Amounts paid to the corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.



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                3. "Accident and health insurance," meaning (a)
         insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to Article Nine of the Workers' Compensation Law of the State of New York, except as specified in subparagraph (b) following; and (b) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury, (but excluding insurance solely against accidental injury) under any contract which does not give the corporation the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date; together with such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the corporation is authorized to do.

                The corporation shall also have all other rights, powers and privileges now or hereafter authorized or granted by the Insurance Law of the State of New York or any other law or laws of the State of New York to stock life insurance companies having power to do the kind or kinds of business hereinabove referred to and any and all other rights, powers and privileges of a corporation now or hereafter granted by the laws of the State of New York and not prohibited to such stock life insurance companies.


                                   ARTICLE IV

                          EXERCISE OF CORPORATE POWERS



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                The corporate powers of the corporation shall be
         exercised by a Board of Directors, by committees thereof, and by such officers, employees and agents as may be empowered to do so by, or pursuant to the authorization of, the Board of Directors or any such committee.


                                   ARTICLE V


                               BOARD OF DIRECTORS

              The Board of Directors shall consist of not less than 13 (except for vacancies temporarily unfilled) nor more than 36 Directors, as may be determined from time to time by a vote of the Stockholders or of a majority of the entire Board.

              The Board of Directors shall have power to adopt by-laws, not inconsistent with this Charter and the laws of the State of New York, and to amend or repeal such by-laws, by vote of a majority of the entire Board.

               Any Director may be removed by action of the Board of Directors for cause or by vote of the Stockholders with or without cause.


                                   ARTICLE VI

                       ELECTION OF DIRECTORS AND OFFICERS

               The Directors shall be elected annually by the Stockholders in the manner provided for in the by-laws. Every Stockholder of record shall be entitled to one vote in person or by proxy for each share of capital stock standing in his name on the record of Stockholders.

               Newly created directorships resulting from an increase in the number of Directors


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         and vacancies occurring in the Board of Directors for
         any reason except the removal of Directors without cause may be filled by vote of the Stockholders or of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring in the Board by reason of the removal of Directors without cause may be filled by vote of the Stockholders or action of the Board.

               Each Director shall be at least twenty-one years of age, and at all times a majority of the Directors shall be citizens and residents of the United States, and not less than three of the Directors shall be residents of the State of New York.

               The officers shall be elected annually by the Board of Directors or appointed in the manner provided for in the by-laws. Officers may also be elected or appointed and a vacancy in any office may be filled by the Board of Directors at any meeting.


                                  ARTICLE VII

                             DURATION OF EXISTENCE

               The duration of existence of the corporation shall be perpetual.


                                  ARTICLE VIII

                                 CAPITAL STOCK

               The authorized capital of the corporation shall be Two Million Two Hundred Thousand Dollars
         ($2,200,000), consisting of Two Hundred Twenty Thousand
         (220,000) shares of capital stock having par value of Ten Dollars ($10) per share.









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               The holders of the capital stock shall be entitled
         to receive dividends in such amounts and at such times as is declared by the Board of Directors out of surplus applicable thereto under and pursuant to the laws of the State of New York.


          4. The aforesaid Restated and Amended Charter of the corporation was duly authorized and approved by a consent in writing by the holder of all of the outstanding shares of the corporation.

          IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate this 22nd day of August, 1986.



                                      /S/ RICHARD W. CAMPANARO
                                      ----------------------------------
                                              Richard W. Campanaro
                                                    President


                                      /S/ KEVIN KAYE             [SEAL]
                                      ----------------------------------
                                                  Kevin Kaye
                                              Assistant Secretary


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STATE OF NEW YORK   )
                    )   SS:
COUNTY OF NEW YORK  )



           On this 22nd day of August nineteen hundred eighty six, before me came Richard Campanaro and Kevin Keefe, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they executed the same.



                                              /S/ JOAN B. MIASTKOWSKI
                                              --------------------------------
                                                  Joan B. Miastkowski
                                                  Notary Public

                                                      [Stamp]

                                              JOAN B. MIASTKOWSKI
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                              NO. 41-2687190
                                       CERTIFICATE FILED IN NEW YORK COUNTY
                                              QUALIFIED IN QUEENS COUNTY
                                       COMMISSION EXPIRES MARCH 30, 1987



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